Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2015 Second Quarter Results

SCOTTSDALE, ARIZ. - April 30, 2015 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported revenues for the second quarter ended March 31, 2015 of $91.2 million, a 3.7 percent decrease from $94.7 million for the second quarter of the prior year. Net income for the second quarter ended March 31, 2015 increased to $0.6 million, or 2 cents per diluted share, compared to net loss of $1.6 million, or a loss of 7 cents per diluted share, for the second quarter ended March 31, 2014.

Revenues for the six months ended March 31, 2015 were $186.9 million, a 2.5 percent decrease from $191.8 million for the six months ended March 31, 2014. Net income for the six months ended March 31, 2015 was $3.6 million, or 15 cents per diluted share, compared to $0.1 million, or 0 cents per diluted share, for the six months ended March 31, 2014.

“We are pleased to report continued improved financial results largely driven by operating efficiencies,” said Kim McWaters, chairman and CEO. “Our focus on rebuilding our student population remains a top priority.  While down relative to last year, starts in the quarter were slightly better than our expectation. Preparations necessary to open our new campus in Long Beach are on track and our work to increasingly engage with employers in our technician recruitment efforts is accelerating.  We continue to believe these initiatives will positively impact student enrollment in the future."

Student Metrics

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
	(Rounded to hundreds)
Total starts	2,700	3,100	4,500	5,300
Average undergraduate full-time student enrollment	13,400	14,700	14,000	15,000
End of period undergraduate full-time student enrollment	12,900	14,300	12,900	14,300

Second Quarter Operating Performance

Revenues for the second quarter of 2015 were $91.2 million, a 3.7 percent decrease from $94.7 million for last year's second quarter. Tuition excluded $5.7 million and $6.6 million, respectively, related to students participating in the Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating income and margin for the second quarter of 2015 were $2.4 million and 2.6% percent, respectively, compared to operating loss and margin of $1.6 million and 1.7 percent, respectively, in the same period last year. The increases in operating income and margin were related to decreases in compensation costs, advertising expense and bad debt expense, partially offset by the decrease in revenues.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of 2015 was $7.8 million compared to $4.2 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Six Month Operating Performance
Revenues for the six months ended March 31, 2015 were $186.9 million, a 2.5 percent decrease from $191.8 million for the six months ended March 31, 2014. Tuition excluded $11.4 million and $12.8 million, respectively, related to students participating in the Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating income and margin for the six months ended March 31, 2015 were $8.0 million and 4.3 percent, respectively, compared to $1.4 million and 0.8 percent, respectively, for the six months ended March 31, 2014. The increases in operating income and margin were related to decreases in compensation costs, contract services expense and bad debt expense, partially offset by the decrease in revenues and an increase in advertising expense.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the six months ended March 31, 2015 was $18.9 million compared to $13.1 million for the six months ended March 31, 2014. See “Use of Non-GAAP Financial Information” below.

Liquidity
Cash, cash equivalents and investments totaled $74.6 million at March 31, 2015, compared to $96.1 million at September 30, 2014. At March 31, 2015, shareholders' equity totaled $128.0 million as compared to $133.2 million at September 30, 2014. We paid cash dividends of $0.10 per common share on December 19, 2014 and March 31, 2015 totaling approximately $4.9 million.

Pursuant to the previously announced share repurchase plan, we purchased 748,000 shares during the six months ended March 31, 2015 at an average price per share of $8.15 and a total cost of approximately $6.1 million.

Cash provided by operating activities was $8.7 million for the six months ended March 31, 2015 compared to $16.1 million for the six months ended March 31, 2014.

2015 Outlook
Although we have had a strong first half, our guidance for the full year ending September 30, 2015 remains relatively unchanged.  We expect revenue to decline approximately 3 to 4%, however, excluding the impact of pre-opening costs of our new campus, we expect to see year over year growth in operating income.  We expect new student starts as well as our average student population to be down for the full year in the mid-single digits.  We expect to see year over year growth in both new student applications and starts in the second half with all of that growth occurring in the fourth quarter.  Capital expenditures are expected to be approximately $35.0 million in 2015. Due to the seasonality of our business and normal fluctuations in student populations, we would expect volatility in our quarterly results.

Conference Call
Management will hold a conference call to discuss the 2015 second quarter results on Friday, May 1 at 10:00 a.m. PDT (1:00 p.m. EDT). This call can be accessed by dialing 412-858-4600 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 60 days or the replay can be accessed through May 13, 2015 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10064029.

Use of Non-GAAP Financial Information
This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 190,000 graduates in its 50-year history, UTI offers undergraduate degree and diploma programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). For more information visit www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
	(In thousands, except per share amounts)
Revenues	$91,235	$94,711	$186,915	$191,751
Operating expenses:
Educational services and facilities	48,143	50,777	95,973	101,851
Selling, general and administrative	40,690	45,546	82,940	88,454
Total operating expenses	88,833	96,323	178,913	190,305
Income (loss) from operations	2,402	(1,612)	8,002	1,446
Other (expense) income:
Interest expense, net	(481)	(491)	(980)	(623)
Equity in earnings of unconsolidated affiliate	136	127	254	208
Other income	133	105	245	379
Total other expense, net	(212)	(259)	(481)	(36)
Income (loss) before income taxes	2,190	(1,871)	7,521	1,410
Income tax expense (benefit)	1,635	(251)	3,872	1,323
Net income (loss)	$555	$(1,620)	$3,649	$87
Other comprehensive income (net of tax):
Equity interest in investee's unrealized gains on hedging derivatives, net of taxes	6	—	17	—
Comprehensive income (loss)	$561	$(1,620)	$3,666	$87

Earnings per share:
Net income (loss) per share - basic	$0.02	$(0.07)	$0.15	$—
Net income (loss) per share - diluted	$0.02	$(0.07)	$0.15	$—
Weighted average number of shares outstanding:
Basic	24,463	24,661	24,647	24,653
Diluted	24,551	24,661	24,741	24,888
Cash dividends declared per common share	$0.10	$0.10	$0.20	$0.20

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2015	Sept. 30, 2014
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$16,367	$38,985
Restricted cash	8,199	6,544
Investments, current portion	48,244	45,906
Receivables, net	9,864	12,118
Deferred tax assets, net	4,485	7,470
Prepaid expenses and other current assets	17,521	16,509
Total current assets	104,680	127,532
Investments, less current portion	10,006	11,257
Property and equipment, net	113,376	106,927
Goodwill	20,579	20,579
Deferred tax assets, net	12,694	11,923
Other assets	10,533	9,851
Total assets	$271,868	$288,069

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$37,335	$38,827
Deferred revenue	40,680	46,365
Accrued tool sets	3,810	3,806
Construction liability	6,172	1,252
Financing obligation, current	648	5,234
Income tax payable	—	4,336
Other current liabilities	2,362	2,515
Total current liabilities	91,007	102,335
Deferred rent liability	11,633	10,323
Financing obligation	32,138	32,478
Other liabilities	9,085	9,741
Total liabilities	143,863	154,877

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 30,897,896 shares issued and 24,137,317 shares outstanding as of March 31, 2015 and 30,838,460 shares issued and 24,825,881 shares outstanding as of September 30, 2014	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Paid-in capital	176,538	174,376
Treasury stock, at cost, 6,760,579 shares as of March 31, 2015 and 6,012,579 as of September 30, 2014	(96,888)	(90,769)
Retained earnings	48,335	49,582
Accumulated other comprehensive income	17	—
Total shareholders’ equity	128,005	133,192
Total liabilities and shareholders’ equity	$271,868	$288,069

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended March 31,
	2015	2014

Cash flows from operating activities:
Net income	$3,649	$87
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,859	9,861
Amortization of assets subject to financing obligation	931	620
Amortization of held-to-maturity investments	931	1,235
Bad debt expense	307	1,974
Stock-based compensation	2,198	3,106
Excess tax benefit from stock-based compensation	—	(7)
Deferred income taxes	2,214	(157)
Equity in earnings of unconsolidated affiliate	(254)	(208)
Training equipment credits earned, net	(697)	(601)
(Gain) loss on disposal of property and equipment	(41)	150
Changes in assets and liabilities:
Restricted cash: Title IV credit balances	242	284
Receivables	2,616	128
Prepaid expenses and other current assets	(214)	(1,230)
Other assets	(640)	(190)
Accounts payable and accrued expenses	(742)	(1,147)
Deferred revenue	(5,685)	3,617
Income tax payable/receivable	(5,005)	(1,292)
Accrued tool sets and other current liabilities	(150)	242
Deferred rent liability	58	(725)
Other liabilities	158	400
Net cash provided by operating activities	8,735	16,147
Cash flows from investing activities:
Purchase of property and equipment	(16,215)	(5,488)
Proceeds from disposal of property and equipment	3	5
Purchase of investments	(24,425)	(33,132)
Proceeds received upon maturity of investments	22,407	26,057
Return of capital contribution from unconsolidated affiliate	228	—
Restricted cash: proprietary loan program	(1,950)	944
Net cash used in investing activities	(19,952)	(11,614)
Cash flows from financing activities:
Payment of cash dividend	(4,896)	(4,934)
Payment of financing obligation	(350)	(167)
Payment of payroll taxes on stock-based compensation through shares withheld	(36)	(58)
Excess tax benefit from stock-based compensation	—	7
Purchase of treasury stock	(6,119)	(410)
Net cash used in financing activities	(11,401)	(5,562)
Net (decrease) increase in cash and cash equivalents	(22,618)	(1,029)
Cash and cash equivalents, beginning of period	38,985	34,596
Cash and cash equivalents, end of period	$16,367	$33,567

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income to EBITDA

	Three Months Ended Dec. 31,		Six Months Ended March 31,
	2015	2014	2015	2014
	(In thousands)
Net income	$555	$(1,620)	$3,649	$87
Interest expense, net	481	491	980	623
Income tax expense	1,635	(251)	3,872	1,323
Depreciation and amortization	5,133	5,543	10,390	11,061
EBITDA	$7,804	$4,163	$18,891	$13,094

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
	(In thousands)
Salaries expense	$37,593	$40,575	$75,790	$80,343
Employee benefits and tax	7,167	8,308	14,841	16,043
Bonus expense	1,755	(495)	3,894	1,091
Stock-based compensation	1,325	1,763	2,198	3,106
Total compensation and related costs	$47,840	$50,151	$96,723	$100,583

Occupancy expense	$9,574	$9,689	$19,165	$19,830
Depreciation and amortization expense	$5,133	$5,543	$10,390	$11,061
Bad debt expense	$(627)	$641	$307	$1,974

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